Exhibit 99.1

NEWS RELEASE

               Biophan Appoints Stephen H. Curry, Ph.D. President
                        of Biophan's Nanolution Division

             John F. Lanzafame Named Biophan Chief Operating Officer

      ROCHESTER, N.Y.--(BUSINESS WIRE)--April 12, 2006--Biophan Technologies, Inc. (OTCBB: BIPH - News; FWB: BTN), a developer of next-generation medical technology, announced today that Dr. Stephen H. Curry will assume the role of President of Biophan's Nanolution drug delivery division. Dr. Curry, formerly with AstraZeneca (NYSE: AZN - News), has extensive experience in the pharmaceutical and biotechnology industry as well as academia, working in both arenas in parallel over the last 15 years.

      After leaving AstraZeneca, where Dr. Curry headed up an R&D group, Dr. Curry has served as Adjunct Professor of Pharmacology and Physiology at the University of Rochester. Dr. Curry is also a founding director of PharmaNova, a specialty drug delivery and drug development company. Dr. Curry earned a Bachelor of Pharmacy and Doctor of Philosophy degree from the University of London. He received formal business and management training at the Institute for Management Development in Lausanne, Switzerland while working for Astra (later AstraZeneca). He also holds a Doctor of Science degree from the Faculty of Medicine of the University of London and an honorary Doctor of Science degree from DeMontfort University in England. Dr. Curry is a Fellow of the Royal Pharmaceutical Society of Great Britain and is the author or co-author of over 150 scientific publications and/or books in the general area of pharmaceuticals, pharmacokinetics and clinical pharmacology

      "We are pleased to appoint Stephen Curry as president of Biophan's Nanolution division," stated Michael Weiner, CEO of Biophan. "Dr. Curry's extensive industry and academic experiences will be invaluable as he guides Nanolution in the development of advanced nanotechnology-based drug delivery devices and drug-elution technologies. His industrial and academic relationships will also be key assets for Nanolution. We have had strong expressions of interest from the pharmaceutical and medical device community for our drug delivery technologies. Dr. Curry will enable us to expedite the creation of samples, expand our patent portfolio, and engage with prospective customers."

Biophan's Nanolution division holds exclusive rights to proprietary nanomagnetic particle technology for the controlled release of drugs from polymers, and for reducing the toxicity of drug compounds such as chemotherapy agents. Nanolution also has a joint development agreement with NaturalNano (OTC BB: NNAN - News) for using naturally occurring halloysite nanotubes for extended drug delivery. The two technologies can be combined for longer lasting and controllable drug release capabilities not currently available to the medical device or pharmaceutical industry. Information on these technologies can be found on the Biophan website at http://www.biophan.com/presentations/BiophanDrugDeliveryTechnologies_elution.pps and at http://www.naturalnano.com/halloysite/index.html.

      John Lanzafame Appointed Biophan COO

      In parallel with the appointment of Dr. Curry to Nanolution, John F. Lanzafame assumes the newly created position of Biophan Chief Operating Officer, reporting to CEO Michael Weiner. In this role, Mr. Lanzafame will have additional time to devote to business development and to handling the increasing interest in technology licensing. He will oversee the sales, marketing and research operations of Biophan and Biophan Europe. Mr. Lanzafame brings fifteen years of experience in the medical device industry.

      Mr. Lanzafame has been president of Biophan's Nanolution division since September 2004. Mr. Lanzafame also heads up the Biophan Business Development Group, and will continue in that role, in addition to his role as COO.

      Prior to joining Biophan, he served as president of STS Biopolymers, a privately held company that marketed high performance polymer-based coatings for the medical device industry, including drug eluting surfaces for devices such as coronary stents and indwelling catheters. Mr. Lanzafame held a variety of positions at STS Biopolymers in addition to president, including positions in research, product development, and sales and marketing. STS Biopolymers was acquired by Angiotech Pharmaceuticals (NASDAQ: ANPI) in 2003. Angiotech is the supplier of the paclitaxel technology used on the TAXUS drug-eluting stent sold by Boston Scientific.

About Biophan

Biophan develops and markets cutting-edge technologies for the medical device industry that provide competitive advantages. The Company's founding goal was to make all biomedical devices capable of safely and successfully working with magnetic resonance imaging (MRI), problems which the Company has solved and begun to license to leading device manufacturers. The Company's mission has expanded to provide other technologies which will improve the delivery of healthcare. Biophan's technologies enable medical systems such as pacemakers, interventional surgical devices such as catheters and guidewires, and implants such as stents to be safely and/or effectively imaged under MRI. The Company is helping to commercialize the MYO-VAD(TM), a novel, MRI-compatible ventricular assist device which has significant potential to improve the treatment of many forms of acute and chronic heart disease. Other applications in development include drug delivery and power systems which derive energy from body heat. Committed to growth through innovation and developmental leadership, Biophan and its licensors now hold a total of 156 U.S. patents, licenses, or applications, plus international applications. This total includes 50 issued U.S. patents, 8 recently-allowed applications that will issue as patents in the near future, and 98 pending applications at various stages of examination at the U.S. Patent and Trademark Office. The patents cover areas including nanotechnology (nanomagnetic particle coatings), medical device designs, radio frequency filters, polymer composites, thermoelectric materials, and photonics. Biophan has joint development and licensing agreements with Boston Scientific Corporation (NYSE:
BSX - News) and NASA's Ames Center for Nanotechnology. Biophan is traded on the OTC market under the symbol BIPH, and is also listed on the Frankfurt Stock Exchange under the symbol BTN.

For more information, please visit www.biophan.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements included in this press release may constitute forward-looking statements within the meaning of applicable securities laws. These statements reflect what Biophan anticipates, expects, or believes may happen in the future. Biophan's actual results could differ materially from the outcome or circumstance expressed or implied by such forward-looking statements as a result of a variety of factors including, but not limited to: Biophan's ability to develop its technologies; the approval of Biophan's patent applications; the successful implementation of Biophan's research and development programs; the ability of Biophan to demonstrate the effectiveness of its technology; the acceptance by the market of Biophan's technology and products incorporating such technology, the ability of Biophan to effectively negotiate and enter into contracts with medical device manufacturers for the licensing of Biophan's technology; competition; the ability of Biophan to raise capital to fund its operating and research and development activities until it generates revenues sufficient to do so; and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in Biophan's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Biophan's periodic filings with the SEC, which are incorporated herein by reference. The forward-looking statements contained herein are made only as of the date of this press release, and Biophan undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
Biophan Technologies, Inc.
Carolyn Hotchkiss, 585-214-2407
or
Press Interviews:
Jennifer Gould, 212-843-8037